UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, GA 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2007, Winsonic Digital Media Group, Ltd. (the “Company”) issued to Surry P. Roberts a $700,000 6% Convertible Subordinated Promissory Note with an effective date of August 27, 2007 (the “Note”) and a warrant to purchase up to 1,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) with an effective date of August 27, 2007 (the “Warrant”).

The Note, which accrues interest at 6%, matures on February 27, 2008.  Mr. Roberts has the option to convert the Note into up to 1,400,000 shares of Common Stock at any time on or prior to the maturity date.  In addition, the Note is convertible into up to 1,400,000 shares of Common Stock if the Company completes an equity financing which raises proceeds of at least $2,000,000 or if the Company completes certain specified transactions. The Note also includes covenants and event of default which are customary for promissory notes of this nature.  The Note also provides Mr. Roberts certain piggy-back registration rights with respect to the shares of Common Stock into which the Note is convertible.

The Warrant, which has an exercise price of $0.50 per share, expires on August 27, 2009.  The Warrant includes customary anti-dilution provisions and also provides Mr. Roberts with certain piggy-back registration rights with respect to the shares of Common Stock into which the Warrant is exercisable.

The Warrant and the Note were issued in reliance on the registration exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The Warrant and the Note are attached hereto as Exhibits 4.1 and 4.2, respectively, and are hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Warrant to purchase 1,400,000 shares of the Company’s Common Stock dated August 27, 2007 issued to Surry P. Roberts
4.2	$700,000 6% Convertible Subordinated Promissory Note dated August 27, 2007 issued to Surry P. Roberts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:	/s/ Winston Johnson
Winston Johnson
Chairman of the Board and CEO